UNITED STATES OF AMERICA

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2025

CHEMUNG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-35741	16-1237038
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901

(Address of principal executive offices) (Zip Code)

(607) 737-3711

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	CHMG	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events

Chemung Canal Trust Company (the “Bank”), the wholly-owned banking subsidiary of Chemung Financial Corporation, (the “Corporation”) completed a strategic balance sheet repositioning, selling available-for-sale securities with a book value of approximately $242 million. The weighted average book yield of securities sold was approximately 2.1% and the weighted average life of securities sold was approximately three years. The sale resulted in a pre-tax realized loss of approximately $17 million, which will be recognized in the Corporation’s second quarter 2025 financial results.

The transaction was completed in conjunction with the Corporation’s previously announced issuance of $45.0 million in aggregate principal amount of 7.75% Fixed-to-Floating Rate Subordinated Notes due 2035, completed on June 10, 2025. The subordinated notes were issued in a private placement to accredited investors and qualified institutional buyers and are intended to qualify as Tier 2 capital at Chemung Financial Corporation under applicable regulatory guidelines.

•	As a result of this transaction, the Corporation expects to report a net loss for the second quarter of 2025.

•	Proceeds from the securities sale are expected to be used to reduce higher-cost non-core funding liabilities and support organic loan growth, particularly in the Corporation’s targeted expansion markets.

•	The transaction will have no impact on shareholder’s equity or book value per share as of the date of the sale, as unrealized losses on available-for-sale securities are already accounted for as a deduction to shareholder’s equity.

•	At March 31, 2025, the Bank reported a ratio of Tier 1 Capital to risk-weighted assets of 12.11%. The net effect of the securities sale and downstreaming of proceeds from the Corporation’s issuance of subordinated notes is expected to increase Tier 1 Capital levels at the Bank. Following these transactions, the Bank remains well capitalized under applicable regulatory guidelines.

•	Beginning in the third quarter of 2025, this transaction is expected to have a favorable impact on the Corporation’s net income, net interest margin, return on average assets, and return on average equity.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995. The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this Current Report on Form 8-K. All statements regarding the Corporation’s expected financial position and operating results, the Corporation’s business strategy, the Corporation’s financial plans, forecasted demographic and economic trends relating to the Corporation’s industry and similar matters are forward-looking statements. These statements can sometimes be identified by the Corporation’s use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect,” or “intend.” The Corporation cannot guarantee that its expectations in such forward-looking statements will turn out to be correct. The Corporation’s actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, inflation, tariffs, cybersecurity risks, changes in FDIC assessments, bank failures, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, and changes in general business and economic trends. Information concerning these and other factors, including Risk Factors, can be found in the Corporation’s periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Corporation’s 2024 Annual Report on Form 10-K. The Corporation does not undertake, and specifically disclaims, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

June 12, 2025	By:	/s/ Dale M. McKim III
Dale M. McKim III
Chief Financial Officer and Treasurer